Exhibit 10.4

SCHEDULE

to the

MASTER AGREEMENT

dated as of [            ]

between

[            ]. (“Party A”)

and

SANTANDER DRIVE AUTO RECEIVABLES TRUST [            ] (“Party B”)

Part 1. Termination Provisions

(a)	“Specified Entity” means, with respect to Party A for all purposes of this Agreement, none specified, and with respect to Party B for all purposes of this Agreement, none specified.

(b)	“Specified Transaction” has its meaning as defined in Section 14 of this Agreement.

(c)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or Party B.

(d)	The “Transfer to Avoid Early Termination” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event upon Merger occurs and the Burdened Party is the Affected Party.”

(e)	Payments on Early Termination. Except as otherwise provided in this Schedule, “Market Quotation” and the “Second Method” apply. In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option.

(f)	“Termination Currency” means United States Dollars.

(g)	Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first distribution date for the Notes (“Distribution Date”) following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(h)	Limitation on Defaults by Party A and Party B. The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)	Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) shall be applicable to Party A and Party B, subject to the provisions of the last paragraph hereof;

(ii)	With respect to Party A only, Section 5(a)(ii) of this Agreement (Breach of Agreement); provided that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with its obligations under Part 5(b)(ii) or 5(b)(iii) herein or under the Credit Support Annex;

(iii)	With respect to Party A only, Section 5(a)(iii) of this Agreement (Credit Support Default) subject to the provisions of the last paragraph hereof; provided that Section 5(a)(iii)(1) shall apply to Party B with respect to Party B’s obligations under Paragraph 3(b) of any Credit Support Annex;

(iv)	With respect to Party A only, Section 5(a)(iv) of this Agreement (Misrepresentation);

(v)	With respect to Party A only, Section 5(a)(vi) of this Agreement (Cross Default). For the purposes of this Part 1 h(v), “Threshold Amount” shall mean, with respect to Party A, [ ]; “Specified Indebtedness,” with respect to Party A, shall have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of Party A’s ordinary banking business;

(vi)	Section 5(a)(vii) of this Agreement (Bankruptcy) shall apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Transaction Documents or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B); and

(vii)	Section 5(a)(viii) of this Agreement (Merger Without Assumption) shall be applicable to Party A and Party B.

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (i) a Moody’s Second Trigger Downgrade Event has occurred and at least 30 Local Business Days have elapsed since the last time Moody’s Second Trigger Downgrade Event occurred, and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(i)	Limitation on Termination Events by Party A and Party B. The Termination Events specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:

(i)	Section 5(b)(i) of this Agreement (Illegality);

(ii)	Section 5(b)(ii) of this Agreement (Tax Event); provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”; and

(iii)	Section 5(b)(iii) of this Agreement (Tax Event Upon Merger); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(j)	Additional Termination Events. The occurrence of any of the following events shall be an Additional Termination Event.

(i)	Regulation AB. Party A fails to comply with Part 5(r)(ii) of this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(ii)	Termination. Party B or the Trust Estate cease to exist. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iii)	Acceleration. The Trustee declares the Notes due and payable for any reason and such declaration is (or becomes) unrescindable or irrevocable. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iv)	Redemption. Any mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment in full or repayment in full of all Notes outstanding occurs under the Indenture (or any notice is given to that effect and such mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment or repayment is not capable of being rescinded); provided that, for the avoidance of doubt, any such redemption, clean-up call or other prepayment shall be with respect to all outstanding Notes. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(v)

Default. Any Event of Default (as defined in the Indenture) occurs under the Indenture (or any notice is given by the Trustee or any other authorized party to that effect), the Notes have been declared due and payable under the Indenture (and such declaration has not been rescinded and annulled in accordance with the Indenture), and the Trustee, the Noteholders or any other party authorized under the terms of the Indenture and Sale and Servicing Agreement and any other Transaction Documents, or by law: (1) sells, liquidates or disposes of any of the Collateral under the Indenture; (2) institutes Proceedings for the collection of all amounts payable under the Indenture; (3) institutes Proceedings for the complete or partial foreclosure of the Indenture with respect to the Collateral; or (4) exercises any remedies of a secured party under the UCC with respect to the Collateral, and any such action is not to judgment or final decree. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vi)	Amendment. Any Transaction Document is amended or modified without the prior written consent of Party A (provided that the prior written consent of Party A is required under any such Transaction Document) and such amendment or modification could have a materially adverse effect on Party A. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vii)	Notwithstanding anything in Section 6 of this Agreement to the contrary, any amounts due as a result of the occurrence of an Additional Termination Event described in Parts 1(j)(v) through (ix) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(k)	Calculations. Notwithstanding Section 6 of this Agreement, if an Early Termination Date is designated at a time when Party A is: (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger; or (B) the Defaulting Party in respect of any Event of Default, the following shall apply:

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) as determined by Party B.

(ii)	Settlement Amount. The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)	if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iii)	For the purpose of determining satisfaction of clause (4) of the definition of Market Quotation, Party B (and the Trustee on behalf of Party B) shall act in a commercially reasonable manner.

(iv)	At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation (without giving effect to the amendment to “Market Quotation” in Part 1(k)(i)) apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)	Designation of Early Termination Date. Notwithstanding any other provision of this Agreement, Party B shall not designate an Early Termination Date, and no transfer of any rights or obligations under this Agreement shall be made by either party, unless each Rating Agency has been given prior written notice of such amendment, designation or transfer.

(m)	Amendments. This Agreement shall not be amended unless each Rating Agency has been given prior written notice and the Rating Agency Condition has been satisfied.

Part 2. Tax Provisions

(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation: None.

(b)	Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(c)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

(d)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:

(i)	Party A makes the following representation(s): None

(ii)	Party B makes the following representation(s): None.

(e)	Tax Forms.

(i)	Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by Party has become obsolete or incorrect.

(ii)	Tax Forms to be Delivered by Party A: None specified.

(iii)	Tax forms to be Delivered by Party B:

Party B will deliver a correct, complete and duly executed U.S. Internal Revenue Service Form W-9 (or successor thereto) that eliminates U.S. federal back-up withholding tax on payments to Party B under this Agreement.

Part 3. Documents

(a)	Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)	Closing Documents.

(i)	For Party A, “Closing Documents” means:

(A)	an opinion of Party A’s counsel addressed to Party B and the Rating Agencies in form and substance acceptable to Party B;

(B)	a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

(C)	each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.

(ii)	For Party B, “Closing Documents” means:

(A)	an opinion of Party B’s counsel addressed to Party A and the Rating Agencies in form and substance acceptable to Party A;

(B)	a duly executed copy of the Indenture and the other operative documents relating thereto and referred to therein, executed and delivered by the parties thereto; and

(C)	a duly executed certificate of an authorized officer of the Owner Trustee of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B.

Part 4. Miscellaneous

(a)	Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided, further, that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

To Party A:

To Party B:

Santander Drive Auto Receivables Trust [        ] c/o

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement, neither party is a Multibranch Party.

(e)	“Calculation Agent” means Party A; provided that if Party A is the Defaulting Party, the Calculation Agent shall be any designated party mutually agreed to by the parties until such time as Party A is no longer the Defaulting Party.

(f)	Credit Support Document.

(i)	For Party A, the following is a Credit Support Document: the Credit Support Annex dated the date hereof (the “Credit Support Annex”) and duly executed and delivered by Party A and Party B and any Eligible Guarantee, if applicable.

(ii)	For Party B, the following is a Credit Support Document: the Credit Support Annex.

(g)	Credit Support Provider.

(i)	For Party A, Credit Support Provider means the guarantor under any Eligible Guarantee, if any.

(ii)	For Party B, the Credit Support Provider means: none.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to §§ 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i)	Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply to all Transactions.

(k)	“Affiliate” has its meaning as defined in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(l)	Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 1(c), 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be held to be invalid or unenforceable.

(m)	Single Agreement. Section 1(c) shall be amended by adding the words “, the credit support annex entered into between Party A and Party B in relation to this Agreement” after the words “Master Agreement.”

(n)	Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5. Other Provisions

(a)	2006 ISDA Definitions. This Agreement and each Transaction are subject to the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “2006 ISDA Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions. The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions. The provisions of this Agreement (exclusive of the 2006 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2006 ISDA Definitions.

“Transaction Documents” shall have the meaning ascribed to such term in Appendix A of that certain Sale and Servicing Agreement dated as of [        ], as amended, modified or supplemented from time to time.

All other capitalized terms used herein and not defined herein shall have the definitions ascribed to them in the Indenture and Credit Support Annex.

(b)	Additional Representations. Section 3 of this Agreement is hereby amended by adding the following Sections 3(g), (h), (i) and (j):

“(g)	Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party’s agent or fiduciary, but on an arm’s length basis for the purpose of performing an administrative function in good faith.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

(h)	Eligibility. It is an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).

(i)	FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

(j)	ERISA. It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.”

(c)	Recorded Conversations. Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party’s Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

(d)	Transfers by Party A.

(i)	Section 7 of this Agreement shall not apply to Party A and, subject to Part 5(e)(ii), Party A shall not transfer, whether by way of security or otherwise, any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition and without the prior written consent of Party B; provided that, to the extent that Party A or Party B makes a transfer pursuant to this Part 6, it shall first provide prior written notice to the Rating Agencies of such transfer; provided that, to avoid any doubt, the parties hereto acknowledge and agree that notwithstanding any provision in the Agreement to the contrary (including, but not limited to Part 5(e)(ii)), with respect to any and all transfers, the Rating Agency must in any event be satisfied.

(ii)	Subject to Part 1(1), Party A may (at its own cost) transfer its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that:

(A)	the Transferee contracts with Party B on terms that (x) are identical to the terms of this Agreement in respect of any obligation (whether absolute or contingent) to make payment or delivery after the effective date of such transfer and (y) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer; and

(B)	as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer, and (C) Party A receives confirmation from the Rating Agencies that transfer to the Transferee does not violate the Rating Agency Condition. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)	In determining whether or not a transfer satisfies the condition in Part 5(e)(ii)(A)(y) above, Party B shall act in a commercially reasonable manner.

(iv)	If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(e)(ii) above, Party B shall, at Party A’s written request and cost, take any reasonable steps required to be taken by it to effect such transfer.

(v)	Section 5(e)(ii) shall be amended by (i) replacing the words “all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist” with the words “its rights and obligations under this Agreement in respect of the Affected Transactions in accordance with Part 5(e) of the Schedule (on the basis that each reference to “Agreement” in Part 5(e) is replaced by the words “Agreement in respect of the Affected Transactions”)” and (ii) the deletion of the sentence: “Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.”.

(vi)	Following a transfer in accordance with Part 5(e)(ii), all references to Party A shall be deemed to be references to the Transferee.

(vii)	Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 5(e) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(e)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest, subject to the provisions of paragraph (c) below.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Trustee pursuant to the Indenture, and the granting to the Trustee of a security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.

“Trustee” means [            ] or any successor acting as indenture trustee pursuant to the Indenture.

(f)	Effect of Permitted Security Interest.

(i)	Notwithstanding the Permitted Security Interest, Party B shall not be released from any of its obligations under this Agreement or any Transaction, and Party A may exercise its rights and remedies under this Agreement without notice to, or the consent of the Trustee or any Noteholder except as otherwise expressly provided in this Agreement.

(ii)	Party A’s consent to the Permitted Security Interest is expressly limited to the Trustee for the benefit of the secured parties under the Indenture, and Party A does not consent to the sale or transfer by the Trustee of the Swap Collateral to any other person or entity (other than a successor to the Trustee under the Indenture acting in that capacity).

(iii)

Party B hereby acknowledges that, as a result of the Permitted Security Interest, all of its rights under this Agreement, including any Transaction, have been assigned to the Trustee pursuant to the Indenture and notwithstanding any other provision in this Agreement, Party B may not take any action hereunder to exercise any of such rights without the prior written consent of the Trustee, including, without limitation, providing any notice under this Agreement the effect of which would be to cause an Early Termination Date to occur or be deemed to occur. If Party B gives any notice to Party A for the purposes of exercising any of Party B’s rights under this Agreement, Party A shall have the option of treating that notice as void unless that notice is signed by the Trustee acknowledging its consent to the provisions of that notice. Nothing herein shall be construed as requiring the consent of the Owner Trustee, the Trustee or any Noteholder for the performance by Party B of any of its obligations hereunder.

(iv)	Except as expressly provided in this Agreement for any transfer (as provided in Part 6 hereof), Event of Default, Termination Event, Additional Termination Event, Party A and Party B may not enter into any agreement to dispose of any Transaction, whether in the form of a termination, unwind, transfer or otherwise without the prior written consent of the Trustee.

(v)	Except as expressly provided in this Agreement, no amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto, and (B) the Trustee has acknowledged their consent thereto in writing.

(g)	Payments. All payments to Party B under this Agreement or any Transaction shall be made to the appropriate account under the Transaction Documents.

(h)	Set-off. Except as otherwise provided in this Schedule, Party A and Party B hereby waive any and all right of setoff with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) and 6 of this Agreement or the setoff rights contained in the Credit Support Annex. Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Setoff”.

(i)	Indenture.

(i)	Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement and a third-party beneficiary under the Indenture and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, supplement, waiver, approval, consent or otherwise) which may have a material adverse effect with respect to the rights, interest or benefits granted to Party A under the Indenture with respect to this Agreement, whether or not this Agreement is specifically referred to or identified therein without the prior written consent of Party A (to the extent such consent is required under the Indenture).

“Indenture” means that certain Indenture, by and among Party B as Issuer, and the Trustee, dated as of [            ], as the same may be amended, modified, supplemented or restated from time to time.

(ii)	On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Indenture is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Indenture that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Indenture; that Party B’s obligations under this Agreement are secured under the Indenture; that this Agreement constitutes a “Swap Agreement” under the Transaction Documents applicable to it; that each Transaction entered into under this Agreement is a Swap Agreement under the Transaction Documents applicable to it; that Party A constitutes a Swap Provider under the Transaction Documents applicable to it; that no Event of Default has occurred and is continuing as defined in the Transaction Documents applicable to it; that nothing herein violates or conflicts with any of the provisions of the Transaction Documents applicable to it or any other documents executed in connection therewith. In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transaction meets all of the requirements under the Transaction Documents applicable to it and does not violate or conflict with any of the provisions of the Transaction Documents applicable to it or any other documents executed in connection therewith; and that under the terms of the Transaction Documents applicable to it, neither the consent of the Owner Trustee, the Trustee nor of any of the Noteholders under the Transaction Documents is required for Party B to enter into that Transaction or for Party A to be entitled for that Transaction to the rights, interests and benefits granted to Party A under the Transaction Documents.

(iii)	Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the Transaction Documents.

(j)	Consent to Notice & Communications. Party B hereby consents to the giving to the Trustee of notice by Party A of Party A’s address and telecopy and telephone numbers for all purposes of the Transaction Documents, and in addition, Party A shall also be entitled at any time to provide the Trustee with copies of this Agreement, including all Confirmations. In addition, Party A shall not be precluded from communicating with the Trustee or any party to, or any third party beneficiary under, the Transaction Documents for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Transaction Documents.

(k)	No Bankruptcy Petition. Without impairing any right afforded to it under the Transaction Documents as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Notes. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. The provisions of this paragraph shall survive termination of this Agreement.

(l)	Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(m)	Party A Rights Solely Against Collateral. The liability of Party B to Party A hereunder is limited in recourse to the assets of the Trust, and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Indenture. Upon application of and exhaustion of all of the assets of the Trust (and proceeds thereof) in accordance with the Indenture, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Indenture. The provisions of this paragraph shall survive termination of this Agreement.

(n)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

(o)	Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this provision shall not constitute an Event of Default or a Termination Event. Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.

(p)	Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes, (v) other than with respect to the Prospectus Information (as defined herein), the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Notes, the Transaction Documents, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement or (vii) any other aspect of Party B’s existence.

(q)	Compliance with Regulation AB.

(i)	Party A has been advised by Party B that Santander Consumer USA Inc. (the “Sponsor”), and Party B are required under Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (“Regulation AB”), to disclose certain information regarding Party A. Such information may include financial information to the extent required under Item 1115 of Regulation AB.

(ii)	If required, upon written request, Party A shall provide to Party B or the Sponsor the applicable financial information described under Item 1115(b) of Regulation AB (the “Reg AB Financial Information”) within ten (10) Business Days of receipt of a written request for such Reg AB Financial Information by the Sponsor or Party B (the “Response Period”), so long as the Sponsor or Party B has reasonably determined, in good faith, that such information is required under Regulation AB. In the event that Party A does not provide any such Reg AB Financial Information by the end of the related Response Period, Party A promptly, but in no event later than ten (10) Local Business Days following the end of such Response Period shall either, at Party A’s own expense (1) find a replacement counterparty that (A) has the ability to provide its applicable Reg AB Financial Information, (B) satisfies the Rating Agency Condition, (C) is acceptable to Party B and (D) enters into an agreement with Party B substantially in the form of this Agreement (such replacement counterparty, a “Reg AB Approved Entity”); (2) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that complies with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure and other information pursuant to clause (1), such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider, or (3) transfer Eligible Collateral to Party B’s Custodian in an amount (taking into account any amount posted pursuant to the Credit Support Annex, if any) which is sufficient, as reasonably determined in good faith by the Sponsor, to reduce the aggregate significance percentage below 10% (or, so long as Party A is able to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(1) of Regulation AB, below 20%, in the event Party A is requested to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(2) of Regulation AB).

(iii)	If Party B or the Sponsor request (in writing) the Reg AB Financial Information from Party A, then the Sponsor or Party B will promptly (and in any event within one (1) Business Day of the date of the request for the Reg AB Financial Information) provide Party A with a written explanation of how the significance percentage was calculated.

(iv)	Party A represents and warrants that the statements appearing in the Prospectus Supplement dated [ ], as supplemented by the Supplement dated [ ], or in the Prospectus, dated [ ], each relating to Santander Drive Auto Receivables Trust [ ] under the headings “The Swap Counterparty” (the “Prospectus Information”) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v) (A)	Party A shall indemnify and hold harmless Party B, the Sponsor, their respective directors or officers and any person controlling Party B or the Sponsor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Information or in any Reg AB Financial Information that Party A provides to Party B or the Sponsor pursuant to this Part 5(r) (the “Party A Information”) or caused by any omission or alleged omission to state in the Party A Information a material fact required to be stated therein or necessary to make the statements therein not misleading.

(B)	The Sponsor shall indemnify and hold harmless Party A, its respective directors or officers and any person controlling Party A, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement referred to in clause (iv) above (together with the accompanying base Prospectus), the Prospectus Supplement referred to in clause (iv) above (together with the accompanying base Prospectus) (collectively, the “Prospectus Disclosure”) or caused by any omission or alleged omission to state in the Prospectus Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such Prospectus Disclosure in the Party A Information.

(vi)	Promptly after the indemnified party under Part 5(r)(v) receives notice of the commencement of any such action, the indemnified party will, if a claim in respect thereof is to be made pursuant to Part 5(r)(v), promptly notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnified party will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

[Signatures follow]

TN WITNESS WHEREOF the parties have executed this Schedule on the respective dates specified below with effect from the date specified on the first page of this document.

[ ]	SANTANDER DRIVE AUTO RECEIVABLES TRUST [ ]

By:	By: [ ], not in its individual capacity, but
solely as Owner Trustee

By:
Name:
Title:
Date: